                                                                    EXHIBIT 10.8



                     STANDBY CERTIFICATE PURCHASE AGREEMENT

                                  dated as of


                                _______ __, ____


                                    between


                    Kansas Electric Power Cooperative, Inc.

                                      and


                                 [name of Bank]

                               TABLE OF CONTENTS



                                                                       Page
                                                                       ----
                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01.  Definitions.......................................    3
     SECTION 1.02.  Accounting Terms and Determinations...............    9
     SECTION 1.03.  Incorporation of Certain Definitions..............    9


                                   ARTICLE II

                      COMMITMENT TO PURCHASE CERTIFICATES

     SECTION 2.01.  Commitment to Purchase Unremarketed Certificates.     9
     SECTION 2.02.  Method of Purchasing.............................    10
     SECTION 2.03.  Termination or Reduction of Available Commitment.    11
     SECTION 2.04.  Sale by the Bank of Certificates.................    12
     SECTION 2.05.  Commitment Fees..................................    13
     SECTION 2.06.  Disbursements by the Bank........................    14
     SECTION 2.07.  General Provisions as to Payments................    16
     SECTION 2.08.  Computation of Interest and Fees.................    16
     SECTION 2.09.  Extension of Scheduled Termination Date..........    17

                                  ARTICLE III

                             CONDITIONS TO PURCHASE


     SECTION 3.01.  Conditions to Each Purchase......................    17


                                   ARTICLE IV

                          CONDITIONS TO EFFECTIVENESS


     SECTION 4.01.  Conditions to Effectiveness......................    19

     ----------------
         /1/ The Table of Contents is not a part of this Agreement.
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                                                                       Page
                                                                       ----

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.01.  Existence and Power..............................    21
     SECTION 5.02.  Corporate and Governmental Authorization;
                    Noncontravention.................................    21
     SECTION 5.03.  Valid and Binding Agreements.....................    22
     SECTION 5.04.  Financial Information............................    22
     SECTION 5.05.  Litigation.......................................    22
     SECTION 5.06.  No Defaults......................................    22
     SECTION 5.07.  Offering Materials...............................    22
     SECTION 5.08.  Not a Public Utility Holding Company.............    22
     SECTION 5.09.  Not an Investment Company........................    23
     SECTION 5.10.  Incorporation of Representations and Warranties
                    by Reference.....................................    23

                                   ARTICLE VI

                                   COVENANTS
     SECTION 6.01.  Information......................................    23
     SECTION 6.02.  Payment of Obligations...........................    24
     SECTION 6.03.  Conduct of Business and Maintenance of Existence.    24
     SECTION 6.04.  Inspection of Property, Books and Records........    25
     SECTION 6.05.  Incorporation by Reference.......................    25
     SECTION 6.06.  Consolidations, Mergers and Sales of Assets......    25
     SECTION 6.07.  Related Documents................................    26

                                  ARTICLE VII

                               EVENTS OF DEFAULT

     SECTION 7.01.  Events of Default................................    26

                                  ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.01.  Notices..........................................    29
     SECTION 8.02.  No Waivers.......................................    30
     SECTION 8.03.  Expenses; Documentary Taxes; Indemnification;
                    Reduced Return...................................    30

                                                                       Page
                                                                       ----

     SECTION 8.04.  Liability of the Bank............................    32
     SECTION 8.05.  Amendments and Waivers...........................    33
     SECTION 8.06.  Successors and Assigns...........................    33
     SECTION 8.07.  Governing Law....................................    34
     SECTION 8.08.  Counterparts; Integration........................    35
     SECTION 8.09.  Severability.....................................    35
     SECTION 8.10.  Headings.........................................    35

Exhibit A   -  Form of Opinion of Special Finance Counsel for the Cooperative

Exhibit B   -  Form of Opinion of General Counsel of the Cooperative

Exhibit C   -  Form of Letter from Trustee and Tender Agent to Bank

                     STANDBY CERTIFICATE PURCHASE AGREEMENT

          AGREEMENT dated as of _____ __, ____ between KANSAS ELECTRIC POWER COOPERATIVE, INC. and [NAME OF BANK].

          WHEREAS, in 1988 the Kansas Electric Power Cooperative, Inc., a Kansas non-profit electric generation and transmission cooperative corporation (together with its successors, the "Cooperative"), prepaid certain of its loans from the Federal Financing Bank, which were guaranteed by the Administrator (the "Administrator") of the Rural Electrification Administration of the Department of Agriculture (which has been succeeded with respect to the administration of certain electric and telephone loan programs by the Rural Utilities Service, an agency of the United States Department of Agriculture established pursuant to
Section 232 of the Federal Cooperative Insurance Reform and Department of Agriculture Reorganization Act of 1994 (Pub.L. 103-354, 108 Stat. 3178) (together with its successors, the "RUS")), with amounts borrowed from the National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (together with its successors, "CFC"), pursuant to a Loan Agreement dated as of February 15, 1988 between CFC and the Cooperative (the "Original Loan Agreement" and, as amended by the First Amendment to Loan Agreement dated as of December 20, 1996 and effective as provided therein (the "First Amendment to Loan Agreement") and as further amended and supplemented from time to time in accordance with the terms thereof and hereof, the "Loan Agreement");

          WHEREAS, CFC established the Rural Electric Cooperative Grantor Trusts (KEPCO) Series 1988 K1-1988 K3 (collectively, the "Original Trusts") for the purpose of holding the notes (the "Original Notes") evidencing the Cooperative's repayment obligations under the loan (the "1988 Loan") made by CFC to the Cooperative pursuant to the Original Loan Agreement, which obligations were guaranteed by the United States of America, acting through the Administrator of the RUS (as amended and supplemented from time to time in accordance with the terms thereof and hereof, the "Federal Guaranty");

          WHEREAS, the Cooperative and CFC desire to cause "Note One" and "Note Two" of the Original Notes, evidencing portions of the 1988 Loan in the original principal amounts of $11,075,000 and $51,340,000, respectively (as amended and supplemented by the First Amendment to Loan Agreement and as further amended and supplemented from time to time in accordance with the terms thereof and hereof, collectively, the "Notes"), to be purchased by CFC on a date agreed to by CFC, the RUS and the Cooperative and on which such purchase is permitted to occur (the "Refinancing Date") and to cause the amendment of the 1988 Loan and the Notes pursuant to the First Amendment to Loan Agreement to become effective on the Refinancing Date; and

          WHEREAS, the Notes are eligible for redemption or purchase on any Business Day (as defined in the Loan Agreement) on or after the Business Day immediately prior to December 15, 1997; and

          WHEREAS, the Cooperative has notified the trustee under the Original Trusts that, with the approval of the Administrator, it desires that CFC purchase the Notes and that such trustee redeem the related certificates of beneficial interest therein and terminate the related Original Trusts on the Refinancing Date, for the purpose of amending certain terms of the 1988 Loan and the Notes and issuing new certificates of beneficial interest therein; and

          WHEREAS, CFC, as lender under the Loan Agreement, depositor of the Original Trusts and servicer of the Notes, has agreed to cause the Notes, with the Federal Guaranty endorsed thereon, to be delivered to the Trustee (as defined below) on the Refinancing Date for deposit in the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 (the "Trust") created pursuant to the Trust Agreement dated as of December 20, 1996 and effective as provided therein (as amended and supplemented from time to time in accordance with the terms thereof and hereof, the "Trust Agreement") among CFC, the Cooperative and The First National Bank of Chicago, as trustee (together with its successors, the "Trustee");

          WHEREAS, the Cooperative has entered into the Swap Agreement (as defined below) with the Swap Provider (as defined below) which has been assigned to the Trust, such assignment to be effective automatically on the Refinancing Date, and pursuant to which the Swap Provider will pay to the Trustee a variable rate of interest and the Trustee will pay a fixed rate of interest;

          WHEREAS, the Cooperative and the Swap Provider each believe that they will derive financial benefit with respect to the transactions contemplated by the Swap Agreement if a liquidity facility is obtained from the Bank providing for the timely payment of the purchase price with respect to unremarketed certificates of beneficial interest tendered or deemed tendered pursuant to the Trust Agreement on or prior to the Scheduled Termination Date as provided herein; and

          WHEREAS, the Bank is willing to purchase and hold such certificates of beneficial interest tendered or deemed tendered pursuant to the Trust Agreement, all upon the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the following meanings:

          "Agreement" means this Standby Certificate Purchase Agreement, as the same may from time to time be amended or supplemented.

          "Authorized Representative" means any of the Executive Vice President, Chief Executive Officer, Director-Finance and Accounting and General Counsel of the Cooperative.

          "Available Commitment" as of any date means the sum of the Available Principal Commitment and the Available Interest Commitment, in each case as of such date.

          "Available Interest Commitment" initially means the amount set forth opposite the name of the Bank as its "Interest Commitment" on the signature pages hereof on the Effective Date, which amount is equal to ___ days of interest distributable in respect of the aggregate principal amount of the Certificates, calculated at the rate of [18]% per annum and on the basis of the actual number of days elapsed in a year of 360 days, and thereafter means such initial amount adjusted from time to time as follows: (a) downward by an amount that bears the same proportion to such initial amount as the amount of any reduction in the Available Principal Commitment pursuant to the definition of "Available Principal Commitment" bears to the initial Available Principal Commitment and (b) upward by an amount that bears the same proportion to such initial amount as the amount of any increase in the Available Principal Commitment pursuant to clause (c) of the definition of "Available

Principal Commitment" bears to the initial Available Principal Commitment.

          "Available Principal Commitment" initially means the amount set forth opposite the name of the Bank as its "Principal Commitment" on the signature pages hereof and thereafter means such initial amount adjusted from time to time as follows: (a) downward by the amount of any reduction of the Available Principal Commitment pursuant to the first sentence of Section 2.03; (b) downward by the principal amount of any Certificates purchased by the Bank pursuant to Section 2.02; and (c) subject to the proviso to the first sentence of Section 2.03, upward by the principal amount of any Certificates, theretofore purchased by the Bank pursuant to Section 2.02, which are sold by the Bank (regardless of the purchase price received for such Certificates).

          "Bank" means [name of Bank] and its successors.

          "Bank Rate" means (i) with respect to any disbursement by the Bank of the Purchase Price of any Unremarketed Certificate, (a) for any day during the period from the date such disbursement is made to but excluding the earliest of
(x) the 90th day from and after such date and (y) the date such disbursement is required to be paid (whether at maturity or by acceleration or otherwise), the Base Rate for such day, (b) for any day from and after such 90th day to but excluding the date such disbursement is required to be paid (whether at maturity or by acceleration or otherwise), the sum of the Base Rate plus 1% and (c) on and after the date such disbursement is required to be paid (whether at maturity or by acceleration or otherwise), the sum of the Base Rate plus 2% and (ii) with respect to any overdue amount, the sum of the Base Rate plus 2%.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Business Day" means any day, except (i) a Saturday, Sunday or other day on which commercial banks in New York City and any other city or cities in which the principal offices of the Trustee, the Remarketing Agent and the Servicer are located are authorized by law to close, (ii) a legal public holiday under 5 U.S.C. (S) 6103 for the purpose of statutes relating to pay and leave of employees or any other day declared to be a legal public holiday for the purpose of statutes relating to pay and leave of employees by Federal statute or Federal Executive order,

(iii) any day which is not a "Local Business Day" (as defined in the Swap Agreement) and (iv) any day on which the New York Stock Exchange is closed.

          "Certificate" means a Rural Electric Cooperative Grantor Trust Certificate (KEPCO) Series 1997 executed and delivered by the Trustee pursuant to the Trust Agreement representing an undivided fractional interest in the assets of the Trust.

          "Commitment" means the Available Commitment determined without regard to any adjustment to the Available Principal Commitment made pursuant to clause
(b) or (c) of the definition thereof.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "DTC" has the meaning set forth in Section 2.01(c).

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 4.01.

          "Event of Default" has the meaning set forth in Section 7.01.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Bank.

          "Government" means the United States of America, acting through the Administrator of the RUS.

          "Indemnitee" has the meaning set forth in Section 8.03(b).

          "Interest Payment Date" means each date on which interest is distributable in respect of the Certificates.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Cooperative shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan Guarantee and Servicing Agreement" means the Loan Guarantee and Servicing Agreement dated as of February 15, 1988, as amended by the First Amendment to Loan Guarantee and Servicing Agreement dated as of December 20, 1996 and effective as provided therein, among the United States of America, acting through the Administrator of the RUS, the Cooperative, CFC and the Trustee, and as further amended and supplemented from time to time in accordance with the terms thereof and hereof.

          "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors and assigns, and if such corporation shall be dissolved or liquidated or no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized statistical rating organization (other than S&P) designated by the Bank and not disapproved by the Cooperative if such an organization shall exist.

          "Morgan Guaranty" means Morgan Guaranty Trust Company of New York.

          "Notice of Bank Purchase" has the meaning set forth in Section 2.02.

          "Offering Statement" means (i) the [describe offering materials] relating to the Certificates dated [date], as the same may from time to time be amended or supplemented, and (ii) each other document used by the Cooperative, the Trust, CFC or the Remarketing Agent in offering or remarketing the Certificates.

          "Parent" means, with respect to the Bank, any Person controlling the Bank.

          "Participant" has the meaning set forth in Section 8.06(b).

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty in New York City from time to time as its Prime Rate.

          ["Prior Liquidity Facility" means [describe Liquidity Facility to be replaced].]*

          "Purchase Contract" means the Forward Certificate Purchase Agreement dated December 20, 1996 among CFC, the Cooperative and Alex. Brown & Sons Incorporated.

          "Purchase Date" means any Business Day during the Purchase Period with respect to which the Bank has received a Notice of Bank Purchase pursuant to
Section 2.02 hereof.

          "Purchase Notice" has the meaning specified in Section 2.04(a).

          "Purchase Period" means the period from the date hereof to and including the earlier of (i) the Scheduled Termination Date, (ii) the date on which no Certificates are outstanding and (iii) the date on which the Commitment has been terminated in its entirety pursuant to Section 2.03 or Article VII.

          "Purchase Price" with respect to any Certificates means the aggregate principal amount of such Certificates plus Stated Interest distributable with respect to such Certificates as of the Purchase Date.

          "Purchased Certificate" means any Certificate purchased pursuant to
Section 2.02 until such time, if ever, as such Certificate is deemed no longer a Purchased Certificate pursuant to Section 2.04(b).

          "Purchaser" has the meaning specified in Section 2.04(a).

          "Regulations" means the regulations promulgated by the RUS amending 7 C.F.R. Chapter XVII by adding Part 1786 and implementing the provisions of
Section 1401 of the Omnibus Budget Reconciliation Act of 1987 (P.L. 100-203)

-------------------
* Include in any Alternate Liquidity Facility.

relating to Section 306(A) of the Rural Electrification Act of 1936 (7 U.S.C.
(S)(S) 901 et seq.), as amended.

          "Related Documents" means the Trust Agreement, the Certificates, the Loan Agreement, the Notes, the Loan Guarantee and Servicing Agreement, the Federal Guaranty, the Swap Agreement, the Remarketing Agreement and the Offering Statement. For purposes of this Agreement, references to the Related Documents, when used with reference to any Person, shall refer only to those Related Documents to which such Person is a party or to which such Person is otherwise subject.

          "Remarketing Agent" means Alex. Brown & Sons Incorporated, or any successor or assigns permitted under the Remarketing Agreement and the Trust Agreement.

          "Remarketing Agreement" means the Remarketing Agreement dated as of December 20, 1996 and effective as provided therein by and between the Cooperative and the Remarketing Agent, as amended and supplemented from time to time in accordance with the terms hereof and thereof.

          "S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., a New York corporation, and its successors and assigns, and if such division shall be dissolved or liquidated or no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized statistical rating organization (other than Moody's) designated by the Bank and not disapproved by the Cooperative if such an organization shall exist.

          "Scheduled Termination Date" means [date] or such later date to which the Scheduled Termination Date shall have been extended pursuant to Section 2.09 (or if such day is not a Business Day, the next preceding Business Day).

          "Stated Interest" means, with respect to any Certificates and for any period, the amount of interest which is distributable with respect thereto during such period.

          "Swap Agreement" means the International Swap Dealers Association ("ISDA") Master Agreement dated as of December 20, 1996 between Morgan Guaranty and the Cooperative, including the Schedule to the Master Agreement and the Credit Support Annex to such Schedule, each dated as of December 20, 1996, and the Confirmation with respect thereto dated __________________, pursuant to which the Cooperative and Morgan Guaranty have entered into a U.S.

Dollar Interest Rate Swap Transaction (MGT Deal No. _______), in each case as amended and supplemented from time to time.

          "Swap Provider" means (i) Morgan Guaranty, as counterparty under the Swap Agreement or (ii) the provider of any Alternate Swap Agreement.

          "Tender Agent" means The First National Bank of Chicago, as tender agent under the Trust Agreement, or any successor in such capacity.

          "Unremarketed Certificate" means any Certificate which is tendered and/or deemed tendered (or otherwise available) for purchase pursuant to the provisions of the Trust Agreement, unless the same has been remarketed by the Remarketing Agent and the proceeds from the remarketing thereof have been received by the Remarketing Agent or the Tender Agent.

          SECTION 1.02. Accounting Terms and Determina tions. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles, as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Cooperative's independent public accountants) with the most recent accounting report of the Cooperative delivered or required to be delivered, as the case may be, by Section 5.04 or 6.01.

          SECTION 1.03. Incorporation of Certain Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor (including through incorporation by reference) in the Trust Agreement.


                                   ARTICLE II

                      COMMITMENT TO PURCHASE CERTIFICATES

          SECTION 2.01. Commitment to Purchase Unremarketed Certificates. The Bank agrees, on the terms and conditions contained in this Agreement, to purchase Unremarketed Certificates from time to time during the Purchase Period at the Purchase Price. The aggregate principal amount (or portion thereof) of any Unremarketed Certificate purchased on any Purchase Date shall not exceed the Available

Principal Commitment on such date. The aggregate amount of the Purchase Price comprising interest on any Purchase Date shall not exceed the lesser of (1) the Available Interest Commitment on such date and (2) if the Purchase Date is other than an Interest Payment Date, the aggregate amount of interest distributable in respect of such Certificate from and including the next preceding Interest Payment Date to but excluding such Purchase Date and, if the Purchase Date is an Interest Payment Date, zero. The Bank agrees that all amounts paid by it with respect to the Purchase Price of Unremarketed Certificates shall be paid from its own funds and shall not be paid from funds or property of the Cooperative.

          SECTION 2.02. Method of Purchasing. Pursuant to Section 9.3(i) of the Trust Agreement, the Tender Agent will give notice to the Bank as provided below if, on any Purchase Date, Unremarketed Certificates are to be purchased by the Bank pursuant to this Section. If on any Purchase Date the Bank receives not later than 11:30 A.M. (New York City time) a telephonic notice, confirmed in writing, from the Tender Agent, pursuant to Section 9.3(i) of the Trust Agreement (such notice to be referred to as a "Notice of Bank Purchase"), specifying (i) that Unremarketed Certificates are to be purchased by the Bank on such Purchase Date pursuant to this Section, (ii) the aggregate Purchase Price of such Unremarketed Certificates and (iii) the amount of such aggregate Purchase Price comprising principal and interest, respectively, the Bank will, unless it determines that any of the applicable conditions specified in Section
3.01 are not satisfied, transfer not later than 2:30 P.M. (New York City time) on such Purchase Date to the Tender Agent in immediately available funds, an amount equal to the aggregate Purchase Price of such Unremarketed Certificates for deposit into the "Purchase Account" (the "Purchase Account") within the "Purchase and Remarketing Fund" established pursuant to Section 9.6 of the Trust Agreement. For purposes of determining compliance with the preceding sentence, payment shall be deemed transferred when the Bank has delivered (or has caused to be delivered) appropriate wire transfer instructions to an appropriate Federal Reserve Bank and has received an appropriate acknowledgment of such instructions from such Federal Reserve Bank. A Notice of Bank Purchase shall be irrevocable after receipt thereof by the Bank. The Bank (in its capacity as purchaser of Certificates pursuant to this Agreement) shall have no responsibility for, or incur any liability in respect of, any act, or any failure to act, by the Tender Agent which results in the failure of the Tender Agent (x) to credit the Purchase Account with funds made available to the Tender Agent by the Bank pursuant to this

Section or (y) to effect the purchase of Certificates with such funds pursuant to this Section and Sections 9.3(b)(ii) and 9.3(g) of the Trust Agreement. Certificates purchased pursuant to this Section 2.02 shall be promptly transferred by book-entry to the Bank's participant account at DTC (or, if the Certificates are no longer held in book-entry only form at DTC, shall be promptly registered in the name of the Bank or, if directed by the Bank in writing, its nominee or designee, and shall be promptly delivered by the Tender Agent to or as directed by the Bank and, prior to such delivery, shall be held in trust by the Tender Agent for the benefit of the Bank).

          SECTION 2.03. Termination or Reduction of Available Commitment. (a) Upon any redemption, repayment or other payment of all or any portion of the principal amount of the Certificates, the aggregate Available Principal Commitment shall automatically be reduced by the principal amount of the Certificates so redeemed, repaid or otherwise paid as the case may be; provided that, if at the time of any reduction in the Available Principal Commitment pursuant to this sentence any of the Certificates are Purchased Certificates, the portion of such reduction attributable to such Purchased Certificates shall not become effective unless and until such Certificates are no longer Purchased Certificates.

          (b) Except as otherwise provided herein, the Commitments shall terminate on the Scheduled Termination Date.

          (c) Notwithstanding the foregoing, if an Event of Default described in subsection (a) of Section 7.01 has occurred and is continuing, the Bank may deliver a notice to that effect to the Cooperative, the Trustee and the Remarketing Agent and the Commitment shall terminate as follows:

                (i) in the case of any Event of Default described in subsection
     (a)(i) of Section 7.01, the Commitment shall terminate in accordance with the provisions of paragraph (1) of Section 7.01; and

                (ii) in the case of any Event of Default described in subsection
     (a)(ii) of Section 7.01, the Commitment shall terminate in accordance with the provisions of paragraph (2) of Section 7.01 (it being understood that the obligation of the Bank to purchase Unremarketed Certificates hereunder shall be suspended immediately upon the occurrence of such Event of Default and shall be subject to reinstatement or termination, as the case may be, as provided in paragraph (2) of Section 7.01).

Upon any such termination of the Commitment, the Bank shall have no further obligation to purchase Unremarketed Certificates.

          (d) In addition, the Commitment shall terminate on the date on which the Trustee notifies the Bank that an Alternate Liquidity Facility has been deposited with the Trustee and is effective.

          (e) The Cooperative may, upon at least ten Business Days' prior notice to the Bank, but only if an Alternate Liquidity Facility is then effective, terminate the Commitment at any time (i) following imposition of an increase in or adjustment to the commitment fee payable hereunder by virtue of the occurrence of an event or condition as described in Section 8.03(c) hereof or (ii) if the Bank's short-term debt securities shall be rated below "A-1" by S&P or below "P-1" by Moody's or such ratings shall be withdrawn or suspended or
(iii) if the Bank shall have breached its obligation under this Agreement to purchase Unremarketed Certificates, provided that in the event of any such termination, the Bank shall receive any and all amounts then due and owing to the Bank under this Agreement. The Cooperative and the Bank agree that Morgan Guaranty (or, if any Person other than Morgan Guaranty or an affiliate of Morgan Guaranty is the Swap Provider, such other Person) shall pay such amounts so long as the Swap Agreement with Morgan Guaranty (or its affiliate) or such other Person, as the case may be, is in effect and the Swap Provider has received all amounts in respect of Swap Provider Payments and any Termination Amount then due to it under the Swap Agreement, it being understood and agreed that the Cooperative shall remain obligated to pay such amounts to the extent that Morgan Guaranty or such other Person, as the case may be, is not obligated, or fails, to pay such amounts.

          SECTION 2.04. Sale by the Bank of Certificates. (a) Purchase Notices. Prior to 11:30 A.M. (New York City time) on any Business Day on which the Bank holds Purchased Certificates, the Remarketing Agent may deliver a notice (a "Purchase Notice") to the Bank and the Cooperative stating that it has located a purchaser (the "Purchaser") for some or all of such Certificates and that such Purchaser desires to purchase on such Business Day Certificates at a price of par plus Stated Interest that would be distributable on such Business Day if such Business Day were an Interest Payment Date.

          (b) Sale of Remarketed Certificates. The Bank shall sell any Purchased Certificate or Certificates to any Purchaser on the same Business Day that the Purchase Notice is received by the Bank in accordance with subsection
(a) of this Section. Subject to the payment of the purchase price thereof as provided hereinafter, such Purchased Certificate or Certificates shall thereafter be deemed not to be a Purchased Certificate or Certificates and the Bank will deliver such Purchased Certificate or Certificates to the Tender Agent by 2:30 P.M. (New York City time) on such Business Day against receipt of the purchase price therefor, in an amount at least equal to the sum of principal thereof plus Stated Interest that would be distributable in respect of such principal amount on such Business Day if such Business Day were an Interest Payment Date, in immediately available funds at the Bank's address referred to in Section 8.01.

          (c) Other Terms Relating to Sales. Any sale of a Purchased Certificate, or portion thereof, pursuant to this Section shall, to the fullest extent permitted by applicable law, be without recourse to the seller and without representation or warranty of any kind. Purchased Certificates sold pursuant to this Section 2.04 shall be deemed to have been sold on a last in, first out basis with the Certificates being most recently purchased being deemed to have been sold first.

          SECTION 2.05. Commitment Fees. During the Purchase Period, a commitment fee shall be payable to the Bank, which commitment fee shall (a) accrue for each day from and including the Effective Date to and including the last day of the Purchase Period at the rate of 0.__% per annum on the amount of the Available Commitment on such day and (b) be payable on each date on which the Cooperative is obligated to make a payment under the Swap Agreement. The Cooperative and the Bank agree that Morgan Guaranty (or, if any Person other than Morgan Guaranty or an affiliate of Morgan Guaranty is the Swap Provider, such other Person) shall pay such commitment fee so long as the Swap Agreement with Morgan Guaranty (or its affiliate) or such other Person, as the case may be, is in effect and the Swap Provider has received all amounts in respect of Swap Provider Payments and any Termination Amount then due to it under the Swap Agreement, it being understood and agreed that the Cooperative shall remain obligated to pay such commitment fee to the extent that Morgan Guaranty or such other Person, as the case may be, is not obligated, or fails, to pay such commitment fee; provided, however, that the Cooperative shall have no obligation to pay such unpaid commitment fee to the extent that the sum of such unpaid commitment fee and the unpaid amounts payable under Sections 2.06(e) and 8.03(c) hereof exceed an amount equal to 0.25% per annum (computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day) in the period for which payment is due) of the Commitment.

          SECTION 2.06. Disbursements by the Bank. (a) Each disbursement made by the Bank of the Purchase Price of Unremarketed Certificates purchased on any Purchase Date (a "disbursement") shall bear interest on the outstanding principal amount thereof, for each day from the date such disbursement is made until such disbursement is repaid or required to be repaid hereunder, at a rate per annum equal to the Bank Rate for such day. Such interest shall be payable in arrears (x) on each Interest Payment Date until the date such disbursement is repaid or required to be repaid pursuant to subsection (b) below, (y) upon the date such disbursement is so repaid or required to be repaid and (z) after such repayment date, upon demand on the first Interest Payment Date occurring after such repayment date or the date of such demand, as the case may be.

          (b) Each disbursement shall be payable as follows:

                (i) The portion (if any) of each disbursement attributable to the payment of the portion of Purchase Price consisting of Stated Interest shall be repaid, together with interest accrued thereon, on the first Interest Payment Date occurring after the making of such disbursement.

                (ii) The remaining portion of such disbursement shall be repaid, together with interest accrued thereon, on each date on which any principal of the Purchased Certificate(s) purchased with the proceeds of such disbursement is paid, whether at maturity, upon redemption or otherwise (including any portion of the purchase price attributable to principal paid upon the remarketing of such Purchased Certificate(s)), as and to the extent required in clause (c) below; provided that if all such Purchased Certificate(s) have been remarketed, any remaining unpaid portion of such disbursement shall be repaid, together with interest accrued thereon, on the first Interest Payment Date occurring after such remarketing.

          (c) Payments in respect of principal and interest or of the purchase price received by the Bank in respect of any Purchased Certificates (whether at maturity, upon redemption or otherwise, including payments made with the proceeds of amounts received upon the remarketing of such Purchased Certificates) shall be applied in the following order of priorities: first, to the payment of interest on the related disbursement that is due and unpaid hereunder; second, to the repayment of the principal amount of the related disbursement; and third, to the extent of any excess, to Morgan Guaranty (or, if any Person other than Morgan Guaranty or an affiliate of Morgan Guaranty is the Swap Provider, such other Person).

          (d) The payment obligations under this Section 2.06 shall be credited by and to the extent of any amounts which are paid in respect of the Purchased Certificates, received by the Bank and applied to such payment in accordance with subsection (c) above, and such obligation shall be discharged to such extent; provided that in the event that all or part of any such amount is recovered from the Bank as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, such obligation shall be reinstated as though such amount had not been paid.

          (e) The Cooperative and the Bank agree that Morgan Guaranty (or, if any Person other than Morgan Guaranty or an affiliate of Morgan Guaranty is the Swap Provider, such other Person) will pay to the Bank (i) each amount payable under clause (i) of Section 2.06(b), (ii) on each Interest Payment Date applicable to any Purchased Certificate purchased with the proceeds of any disbursement, the excess, if any, of the amount of interest payable in respect of such disbursement over the amount of Stated Interest distributable in respect of such Purchased Certificate, (iii) on each date on which any Purchased Certificate purchased with the proceeds of any disbursement is redeemed or paid at maturity, the excess, if any, of the amount of interest payable in respect of such disbursement over the amount of Stated Interest distributable in respect of such Purchased Certificate and (iv) on the first Interest Payment Date occurring after the remarketing of all Purchased Certificate(s) purchased with the proceeds of any disbursement, the amount (if any) payable pursuant to the proviso to clause (ii) of Section 2.06(b), in each case to the extent such amounts are unpaid and so long as the Swap Agreement with Morgan Guaranty (or its affiliate) or such other Person, as the case may be, is in effect and the Swap Provider has received all amounts in respect of Swap Provider Payments and any Termination Amount due to it under the Swap Agreement, it being understood and agreed that the Cooperative shall remain obligated to pay such amounts to the extent that Morgan Guaranty or such other Person, as the case may be, is not obligated, or fails, to pay such amounts; provided, however, that the Cooperative shall not be obligated to pay such amounts to the extent that the sum of such unpaid amounts and the unpaid fees and other amounts payable under Sections 2.05 and 8.03(c) hereof exceed an amount equal to 0.25% per annum (computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day) in the period for which payment is due) of the Commitment. The obligation of Morgan Guaranty (or such other Person) under this
Section 2.06(e) may be further evidenced by documentation mutually acceptable to the Bank and Morgan Guaranty (or such other Person).

          SECTION 2.07. General Provisions as to Payments. (a) Except as otherwise provided in Section 2.04, all payments to be received by the Bank hereunder shall be received by it no later than 1:00 P.M. (New York City time) on the due date therefor, and any payment received by the Bank after 1:00 P.M. (New York City time) shall be deemed to have been received by the Bank on the next Business Day. All payments by or on behalf of the Cooperative to the Bank hereunder shall be made in U.S. dollars and in immediately available funds. All such payments, unless otherwise directed by the Bank in writing, shall be transferred to the Bank at its address referred to in Section 8.01. If any payment due hereunder is due on a day that is not a Business Day, then such amount shall be due on the next succeeding Business Day. If the date for any payment of principal is extended pursuant to the preceding sentence, by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Any overdue payment hereunder shall bear interest, payable on demand on the first Interest Payment Date occurring after the date of such demand (or, if no Certificates are outstanding, on demand), for each day thereafter until paid in full, at a rate equal to the sum of the Base Rate plus 2%.

          SECTION 2.08. Computation of Interest and Fees. Interest based on the Prime Rate and fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest based on the Federal Funds Rate shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.09. Extension of Scheduled Termination Date. (a) By the 180th day prior to the Scheduled Termination Date, the Bank shall give to the Cooperative and (if it is not the Bank) Morgan Guaranty notice as to whether, in its sole discretion, it elects to extend or not to extend the Scheduled Termination Date and, in the case of any election to extend, specifying the period of such extension; provided that if the Bank gives notice that the Scheduled Termination Date will not be extended, the Purchase Period will expire upon the Scheduled Termination Date then in effect.

          (b) If the Scheduled Termination Date is extended, the Cooperative shall be deemed to have made the representations and warranties contained herein and in the Related Documents on and as of the date on which the Scheduled Termination Date is so extended.


                                  ARTICLE III

                             CONDITIONS TO PURCHASE

          SECTION 3.01. Conditions to Each Purchase. The obligation of the Bank to purchase Unremarketed Certificates hereunder on any Purchase Date is subject to receipt by the Bank of a Notice of Bank Purchase as required by
Section 2.02, the condition that the Unremarketed Certificates to be so purchased are not held by or for the account of the Cooperative or any affiliate thereof and the further condition that none of the following events or conditions shall exist:

     (a) the Government shall fail, wholly or parti ally, to make a payment when and as required under the Federal Guaranty;

     (b) the Administrator or any other Federal governmental authority or official with competent jurisdiction shall claim or assert in writing that the Federal Guaranty is invalid or unenforceable against the Government, or the Administrator or any other Federal governmental authority or official with competent jurisdiction shall repudiate in writing the obligations of the Government or deny that the Government has any further liability under the Federal Guaranty; or the validity or enforceability of the Federal Guaranty shall be contested in any contest or proceeding (including an appellate proceeding) directly or indirectly by the Administrator or any other Federal governmental authority or official with competent jurisdiction and, in the case of a Person other than the Administrator or any other Federal governmental authority or official with competent jurisdiction, the Government shall fail to defend or assert such validity or enforceability or to appeal such contest or proceeding pursuant to appropriate proceedings or actions;

          (c) any governmental authority with competent jurisdiction shall announce, find or rule that the Federal Guaranty is null and void or otherwise invalid or unenforceable against the Government;

          (d) the Federal Guaranty shall be cancelled or terminated, or shall be amended or modified such that payment of principal of or interest on any Note shall not be guaranteed thereby, or shall cease to constitute a full faith and credit obligation of the United States of America;

          (e) a court of competent jurisdiction shall enter a final nonappealable judgment that the Federal Guaranty is not valid and binding on or enforceable against the Government;

          (f) an "Illegality" (as defined in the Swap Agreement), other than an Illegality with respect to the Cooperative, shall have occurred and be continuing;

          (g) any governmental authority with competent jurisdiction shall announce, find or rule that the Swap Agreement is null and void or otherwise invalid or unenforceable against either party thereto;

          (h) the Swap Agreement shall be cancelled or terminated without payment of all amounts required under Section 7.5 of the Trust Agreement or replacement thereof by an Alternate Swap Agreement; or

          (i) a court of competent jurisdiction shall enter a final nonappealable judgment that the Swap Agreement is not valid and binding on or enforceable against either party thereto.

Each purchase hereunder shall be deemed to be a representation and warranty by the Cooperative on and as of the date of such purchase as to the fact that none of the events specified in clauses (a) through (i), inclusive, of this Section
3.01 shall have occurred and be continuing.

                                   ARTICLE IV

                          CONDITIONS TO EFFECTIVENESS

          SECTION 4.01. Conditions to Effectiveness. This Agreement shall become effective on the date on which each of the following conditions shall have been satisfied (or waived in accordance with Section 8.05):

          (a)  The Bank shall have received on or before the Effective Date:

                (i) counterparts hereof signed by each of the parties hereto;

                (ii) an opinion of each of Vinson & Elkins L.L.P., special finance counsel for the Cooperative, dated the Effective Date, and of Harold Haun, Esq., General Counsel of the Cooperative, dated the Effective Date, substantially in the forms required to be delivered on the Refinancing Date pursuant to the Purchase Contract;

                (iii) copies of resolutions of the Board of Directors of the Cooperative authorizing the execution, delivery and performance by the Cooperative of this Agreement, certified by the Secretary or an Assistant Secretary of the Cooperative (which certificate, dated the Effective Date, shall state that such resolutions are in full force and effect on the Effective Date and have not been amended or supplemented in any manner);

                (iv) certified copies of all approvals, authorizations or consents of, or notices to or filings or registrations with, any governmental body, agency or official required for the Cooperative to execute, deliver or perform this Agreement or any of the Related Documents;

                (v) a certificate of the Secretary or an Assistant Secretary of the Cooperative, dated the Effective Date, certifying as to the names and true signatures of the officers of the Cooperative authorized to execute this Agreement and any other document to be delivered by the Cooperative hereunder;

                (vi) evidence that, upon issuance, the Certificates will receive credit ratings of AAA/A-1 or higher from S&P and Aa1/P-1 or higher from Moody's;

                (vii) copies, certified to be true and complete, of each of the Related Documents (including all amendments or supplements thereto);

                (viii) a letter, dated the Effective Date, from the Trustee and Tender Agent to the Bank substantially in the form of Exhibit C hereto;

                [(ix) an executed copy of each document, instrument, certificate and opinion delivered pursuant to each Related Document (together with, in the case of each such opinion (other than any opinion of counsel to the underwriter or Remarketing Agent delivered solely to the underwriter or the Remarketing Agent, respectively), a letter from the counsel rendering such opinion to the effect that the Bank is entitled to rely on such opinion as if it were addressed to the Bank);]* and

                (x) such other documents, instruments, approvals (and, if requested by the Bank, certified duplicates of executed copies thereof) or opinions as the Bank may reasonably request.

          (b) The following statements shall be true and shall be deemed to have been represented by the Cooperative as being true on and as of the Effective Date, and the Bank shall have received a certificate of an Authorized Representative of the Cooperative dated the Effective Date, stating that, to the best of such officer's knowledge after due inquiry, no event or condition described in Section 3.01 has occurred and is continuing, or would result from the effectiveness of this Agreement.

          (c) [All conditions precedent to (i) the issuance of the Certificates under the Related Documents and under applicable law, (ii) the creation of the Trust, the refinancing of the Notes and the deposit thereof in the Trust, (iii) the continuation of the Federal Guaranty and (iv) the purchase of the Certificates by the underwriter under the Purchase Contract (other than delivery of this Agreement) shall have been satisfied without waiver, and each such issuance, creation,

-----------------
* Include for initial Liquidity Facility.

continuation and purchase shall have occurred.]* [All conditions precedent to the substitution of the Prior Liquidity Facility under the Trust Agreement shall have occurred, including, without limitation, the payment of all amounts payable to the provider of such Prior Liquidity Facility in respect thereof, and the Prior Liquidity Facility shall have been terminated.]**

The Bank shall promptly notify the Cooperative, the Trustee, the Swap Provider and the Remarketing Agent of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          The Cooperative represents and warrants, as of the date hereof, each Purchase Date and each anniversary of the Effective Date that:

          SECTION 5.01. Existence and Power. The Cooperative is a non-profit electric generation and transmission cooperative corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has full power and authority and all material governmental licenses, authorizations, consents and approvals required to own and operate its properties and to carry on its activities as now conducted.

          SECTION 5.02. Corporate and Governmental Authorization; Noncontravention. The execution, delivery and performance by the Cooperative of this Agreement and the Related Documents are within its corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than approvals by the Administrator, which have been obtained), do not violate any provision of its Articles of Incorporation or bylaws and do not contravene, or constitute a default under, any provision of applicable law or regulation, or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Cooperative or any of its assets or result in the creation or imposition of any Lien on any asset of the Cooperative.

-----------------
*  Include for initial Liquidity Facility.

** Include for any Alternate Liquidity Facility.

          SECTION 5.03. Valid and Binding Agreements. This Agreement and each Related Document constitutes a valid and binding agreement of the Cooperative.

          SECTION 5.04. Financial Information. The audited balance sheet of the Cooperative as at December 31, 19/20__ and the related audited statements of operations, changes in patronage capital (deficit) and cash flows for the fiscal year then ended, a copy of which has been delivered to the Bank, fairly present the financial condition of the Cooperative at such date and the results of operations for such year, in conformity with generally accepted accounting principles.

          SECTION 5.05. Litigation. Except as disclosed in the Offering Statement, there is no action, suit or proceeding pending against or, to the knowledge of the Cooperative, threatened against or affecting the Cooperative before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of the Cooperative or that in any manner draws into question the validity or enforceability of this Agreement or the Related Documents.

          SECTION 5.06. No Defaults. The Cooperative is not in default in the payment of any amounts due and payable in respect of any indebtedness of the Cooperative that is guaranteed, either directly or indirectly, by the United States of America.

          SECTION 5.07. Offering Materials. The Offering Statement is accurate in all material respects for the purposes for which its use is or shall be authorized; and the Offering Statement does not, and any supplement or amendment thereto shall not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they are or were made, not misleading; provided that the Cooperative makes no represen tation as to the accuracy or completeness of the information relating to the Bank provided in writing by the Bank for inclusion in the Offering Statement.

          SECTION 5.08. Not a Public Utility Holding Company. The Cooperative is not subject to regulation as a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          SECTION 5.09. Not an Investment Company. The Cooperative is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 5.10. Incorporation of Representations and Warranties by Reference. The Cooperative hereby makes to the Bank the same representations and warranties as are made by it in the Trust Agreement and each other Related Document, which representations and warranties, as well as the related defined terms contained therein, are hereby incorporated by reference with the same effect as if each and every such representation and warranty and defined term were set forth herein in its entirety. No amendment to any such representation and warranty or defined term made pursuant to any such Related Document shall be effective to amend such representation and warranty or defined term as incorporated by reference herein without the prior consent of the Bank.


                                   ARTICLE VI

                                   COVENANTS

          The Cooperative agrees that, so long as the Bank has any Commitment hereunder or any amount payable under any Purchased Certificate remains unpaid:

          SECTION 6.01. Information. The Cooperative will deliver, or cause to be delivered, to the Bank:

                (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Cooperative, a balance sheet of the Cooperative as of the end of such fiscal year and the related statements of operations, changes in patronage capital (deficit) and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on without material qualification by the Cooperative's independent public accountants;

                (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Cooperative, a balance sheet of the Cooperative as of the end of such quarter and the related statements of operations, changes in patronage capital (deficit) and cash flows for such quarter and for the portion of the Cooperative's fiscal year ended at the end of such quarter, setting forth in the case of such statements of operations and changes in patronage capital (deficit) and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Cooperative's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an Authorized Representative of the Cooperative;

                (c) within five days after any Authorized Representative of the Cooperative obtains knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Representative of the Cooperative specifying the nature of such Default, the period of its existence and the action which the Cooperative is taking or proposes to take with respect thereto;

                (d) simultaneously with the furnishing thereof, a copy of any report or other information delivered by the Cooperative to the Trustee or CFC or (if not the same Person as the Bank) the Swap Provider pursuant to any Related Document or furnished to (or available to be furnished to) holders of Certificates; and

                (e) from time to time with such information regarding the Cooperative (including without limitation the financial position, results of operations, business or prospects of the Cooperative) as the Bank may reasonably request;

          SECTION 6.02. Payment of Obligations. The Cooperative will pay and discharge, at or before maturity, all of its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of the same.

          SECTION 6.03. Conduct of Business and Maintenance of Existence. The Cooperative will continue to engage in business as now conducted by it, and, except as otherwise permitted in Section 6.06 hereof, will preserve, renew and keep in full force and effect its corporate existence and will take all action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and to perform its obligations under this Agreement and the Related Documents.

          SECTION 6.04. Inspection of Property, Books and Records. The Cooperative will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit representatives of the Bank at the Bank's expense to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          SECTION 6.05. Incorporation by Reference. The Cooperative will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in or pursuant to the Trust Agreement, the Loan Agreement and each other Related Document, which provisions, as well as the related defined terms contained therein, are hereby incorporated by reference herein with the same effect as if each and every such provision were set forth herein in its entirety. To the extent that any such incorporated provision permits the Trustee or the holders of one or more Certificates or any other Person or Persons to waive compliance with such provision or requires that a document, opinion or other instrument or any event or condition be acceptable or satisfactory to the Trustee or the holders of one or more Certificates or any other Person or Persons, for purposes of this Agreement, such provision shall be complied with only if it is waived by the Bank and such document, opinion or other instrument and such event or condition shall be acceptable or satisfactory only if it is acceptable or satisfactory to the Bank unless such consent is not required pursuant to Section 6.07. No amendment to, or waiver of, such obligations, covenants and agreements or defined terms made pursuant to any of the Related Documents shall be effective to amend or waive such obligations, covenants and agreements and defined terms as incorporated by reference herein without the consent of the Bank unless such consent is not required pursuant to
Section 6.07.

          SECTION 6.06. Consolidations, Mergers and Sales of Assets. The Cooperative will not (i) terminate, wind up, liquidate or dissolve its affairs or consolidate or merge with or into any Person or (ii) sell, transfer, convey or lease (whether in a single transaction or a series of transactions) all or substantially all of its properties or assets to any Person, unless, in the case of any such consolidation or merger with or into any Person or any such sale, transfer or lease to any Person, such Person shall have assumed, in writing, the obligations of the Cooperative hereunder.

          SECTION 6.07. Related Documents. The Cooperative will not enter into or consent to any amendment, supplement or modification to, or termination or waiver of, and will not accept the benefit of any waiver of, any provision of any of the Related Documents without the Bank's prior consent if such amendment, supplement, modification, termination or waiver might in any way adversely affect the rights or interests of the Bank hereunder or thereunder; provided that the Cooperative shall not, without the Bank's prior consent, (i) consent to, or otherwise permit to be made, any termination or amendment of or modification to the Federal Guaranty or (ii) include, or permit to be included, any material or reference relating to the Bank in any offering or remarketing circular or document (other than any offering or remarketing materials in effect on the Effective Date) or tombstone advertisement used in connection with the offering and sale or the re-offering and resale or the remarketing of the Certificates.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

          SECTION 7.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                (a) (i) any one or more of the events or conditions set forth in clauses (a) through (e), inclusive, of Section 3.01 shall occur or exist or (ii) any one or more of the events or conditions set forth in clauses (f) through
(i), inclusive, of Section 3.01 shall occur or exist;

                (b) any interest on any Note or any fees or other amounts payable hereunder (including any principal of or any interest on any disbursement made by the Bank of the Purchase Price of any Unremarketed Certificate) shall not be paid within six Business Days after the date thereof;

                (c) the Cooperative shall fail to observe or perform any covenant contained in Section 6.06 or 6.07;

                (d) the Cooperative shall fail to observe or perform any covenant or agreement applicable to it and contained in this Agreement (other than those covered by clause (b) or (c) above) or in any Related Document for 90 days after written notice thereof has been given to the Cooperative by the Bank;

                (e) any representation, warranty, certification or statement made by the Cooperative in this Agreement or in any Related Document or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made (or deemed made);

                (f) the Cooperative shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

                (g) an involuntary case or other proceeding shall have been commenced against the Cooperative seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or the Cooperative or any court or governmental authority having jurisdiction over the Cooperative shall have declared a moratorium or taken similar action with respect to any debts of the Cooperative; or

                (h) any representation, warranty, certification or statement made or deemed made by the Government or the Administrator under or pursuant to any Related Document or in any document, instrument, statement or certificate delivered in connection herewith or therewith shall prove to have been incorrect in any material respect when made or deemed made;

                (i) any provision of this Agreement or any Related Document (other than the Federal Guaranty and the Swap Agreement) shall at any time cease to be legal, valid, binding and enforceable on the Cooperative, the Servicer or the Government, as the case may be, or shall be declared to be null and void, or the legality, validity or enforceability of any of the foregoing or of the transactions contemplated thereby shall be contested by the Cooperative, the Servicer, the Administrator, the Government or any other governmental authority having competent jurisdiction;

                (j) any event or condition which constitutes an "event of default" under any Related Document shall have occurred and be continuing; or

                (k) the holders of the Certificates shall for any reason cease to have any unencumbered interest in the Trust, or the Trustee, the Servicer, the Cooperative, the Administrator, the Government or any other governmental authority having competent jurisdiction shall so assert in writing;

then the Bank may take one or more of the following actions:

     (1) In the case of any Event of Default specified in subsection (a)(i) of
Section 7.01, the Commitment and the obligation of the Bank to purchase Unremarketed Certificates hereunder shall terminate immediately without notice or demand to any Person. Promptly upon the occurrence of such Event of Default, the Bank shall give written notice of the same to the Cooperative, the Trustee and the Remarketing Agent; provided, however, that the Bank shall not incur any liability or responsibility whatsoever by reason of the Bank's failure to give such notice and such failure shall in no way affect the termination of the Commitment and the obligation of the Bank to purchase Unremarketed Certificates pursuant to this Agreement.

     (2) In the case of any Event of Default specified in subsection (a)(ii) of
Section 7.01, the obligation of the Bank to purchase Unremarketed Certificates shall be suspended immediately (but not terminated) without notice or demand to any Person and thereafter the Bank shall be under no obligation to purchase any Unremarketed Certificate until such obligation is reinstated as described below in this paragraph (2). Promptly upon the occurrence of such Event of Default, the Bank shall notify the Cooperative, the Trustee and the Remarketing Agent of such suspension; provided, however, that the Bank shall not incur any liability or responsibility whatsoever by reason of the Bank's failure to give such notice and such failure shall in no way affect the suspension of the obligation of the Bank to purchase Unremarketed Certificates pursuant to this Agreement. If the Bank receives notice on or before the close of business on the fifth Business Day following the occurrence of such Event of Default that an Alternate Swap Agreement has been deposited with the Trustee and is effective, then the obligation of the Bank to purchase Unremarketed Certificates hereunder shall thereupon be reinstated (unless the Commitment has been terminated pursuant to any other provision of this Agreement). If the Bank fails to receive notice by the close of business on such fifth Business Day that an Alternate Swap Agreement has been deposited with the Trustee and is effective, then the Commitment and the obligation of the Bank to purchase Unremarketed Certificates hereunder shall, unless previously terminated pursuant to any other provision of this Agreement, at such time terminate without notice or demand and, thereafter, the Bank shall be under no obligation to purchase Unremarketed Certificates. A suspension pursuant to this paragraph (2) shall not in any event extend the Scheduled Expiration Date or affect any other remedy under this Section 7.01.

     (3) In the case of any Event of Default, the Bank shall have the right to take any actions permitted by applicable law and to pursue all remedies (including, without limitation, the right to demand and receive specific performance provided at law or in equity); provided, however, that the Bank shall not have the right to terminate or suspend the Commitment or its obligation to purchase Unremarketed Certificates other than as provided in paragraph (1) or (2) above or the right to accelerate any amount due hereunder at any time prior to the termination of the Commitment in accordance with this Agreement.


                                  ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01. Notices. All notices, requests, consents and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopier or similar writing) and shall be given to such party at its address, telex or telecopy number set forth on the signature pages hereof, or at such other address or telex or telecopier number as such party may hereafter specify for the purpose by at least five Business Days' prior notice to the other party. Each such notice, request, consent or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by telecopy, when such telecopy is transmitted to the specified telecopier number and its receipt is acknowledged,
(iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Bank pursuant to Section 2.02 and 2.04 shall be effective immediately upon receipt thereof.

          SECTION 8.02. No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under any Purchased Certificate or other Related Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 8.03. Expenses; Documentary Taxes; Indemnification; Reduced Return. (a) The Cooperative and the Bank agree that Morgan Guaranty (or, if any Person other than Morgan Guaranty or an affiliate of Morgan Guaranty is the Swap Provider, such other Person) shall pay the reasonable out-of-pocket expenses of the Bank, including the reasonable fees and disbursements of counsel for the Bank, in connection with the preparation, execution and delivery of (x) this Agreement and (y) any Related Documents scheduled to become effective on or about the Effective Date, so long as the Swap Agreement with Morgan Guaranty (or its affiliate) or such other Person, as the case may be, is in effect and the Swap Provider has received all amounts in respect of Swap Provider Payments and any Termination Amount then due to it under the Swap Agreement, it being understood and agreed that the Cooperative shall remain obligated to pay such amounts to the extent that Morgan Guaranty or such other Person is not obligated, or fails, to pay such amounts. The Cooperative shall pay all out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Bank, in connection with (i) any waiver or consent hereunder or under any Related Document or any amendment hereof or thereof or (ii) any Default or alleged Default hereunder or thereunder, including in connection with any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. In addition, the Cooperative shall be obligated to pay any and all stamp, transfer, documentary and other taxes, assessments, charges and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or any Related Document or any instrument filed or recorded in connection with the transactions contemplated hereby or thereby and shall agree to hold each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay any such taxes, assessments, charges or fees.

          (b) The Cooperative, to the fullest extent it may lawfully do so, hereby indemnifies the Bank and their respective affiliates and the respective directors, officers, agents and employees of each of the foregoing (each an "Indemnitee") and holds each Indemnitee harmless from and against any and all claims, damages, losses, liabilities, cost or expenses which such Indemnitee may incur (or which may be claimed against such Indemnitee by any Person whatsoever) by reason of any untrue statement or alleged untrue statement of any material fact contained (or incorporated by reference) in the Offering Statement or in any supplement or amendment thereof, or the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading, except insofar as such claims, damages, losses, liabilities, costs or expenses are caused by any such untrue statement or alleged untrue statement or omission based upon information relating to the Bank furnished to the Cooperative in writing by the Bank expressly for use therein.

          (c) If the Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Bank (or its Parent) as a consequence of the Bank's obligations hereunder to a level below that which the Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, following receipt by the Cooperative, the Swap Provider and the Trustee of a certificate claiming compensation under this Section, as described below, but in no event earlier than the earliest date of payment by the Cooperative under the Swap Agreement occurring at least 90 days following receipt by the Cooperative and the Trustee of notice by the Bank pursuant to the immediately succeeding sentence, the Bank shall be paid such additional amount or amounts as will compensate the Bank (or its Parent) for such reduction, it being understood and agreed that such additional amount or amounts shall be paid by Morgan Guaranty (or, if any Person other than Morgan Guaranty or an affiliate of Morgan Guaranty is the Swap Provider, such other Person) so long as the Swap Agreement with Morgan Guaranty (or its affiliate) or such other Person, as the case may be, is in effect and the Swap Provider has received all amounts in respect of Swap Provider Payments and any Termination Amount then due to it under the Swap Agreement, it being understood and agreed that the Cooperative shall remain obligated to pay such amounts to the extent that Morgan Guaranty or such other Person, as the case may be, is not obligated, or fails, to pay such amounts; provided, however, that the Cooperative shall have no obligation to pay such unpaid amounts to the extent that the sum of such unpaid amounts and the unpaid fees and other amounts payable under Sections 2.05 and 2.06(e) hereof exceed an amount equal to 0.25% per annum (computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day) in the period for which payment is due) of the Commitment. The Bank will promptly notify the Cooperative, the Swap Provider and the Trustee of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

          SECTION 8.04. Liability of the Bank. (a) The Cooperative assumes any and all risks with respect to the acts or omissions of the Trustee, the Tender Agent and the Remarketing Agent in connection with its use of this Agreement or any amounts made available by the Bank hereunder. Neither the Bank nor any of its officers, directors, employees or agents shall be liable or responsible for any of the following: (i) the use that may be made of this Agreement or any amounts made available by the Bank hereunder or for any acts or omissions of the Trustee, the Tender Agent or the Remarketing Agent in connection therewith; (ii) the validity, sufficiency or genuineness of documents (except for the validity and enforceability of the Bank's obligations hereunder), even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) any other circumstances whatsoever in making or failing to make payment under this Agreement, except only that the Cooperative shall have a claim against the Bank and the Bank shall be liable to the Cooperative to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Cooperative that the Cooperative proves were proximately caused by the Bank's breach of its obligation to make payment under this Agreement strictly in accordance with the terms hereof or for any direct loss or damage caused by the gross negligence or willful misconduct of the Bank; provided, however, that the maximum amount of damages recoverable by the Cooperative as provided above is expressly limited to an amount equal to the Available Commitment. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          (b) It is understood that in connection with the offering, sale or remarketing of Certificates, the Bank shall, as between the Bank and the Cooperative, be responsible for its compliance with any registration, qualification or other requirements under any federal or state law or regulation applicable to it, and the Bank shall, as between the Bank and the Cooperative, indemnify the Cooperative against any claims or liabilities arising out of any failure to so comply; provided that nothing herein shall be construed to require the Bank to indemnify against or otherwise be responsible for compliance with any requirements under federal or state law or regulations with respect to any securities laws or any information provided in connection with the offering, sale or remarketing of Certificates other than such information provided by the Bank as a description of the Bank.

          SECTION 8.05. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Cooperative and the Bank and, if the Bank is not Morgan Guaranty, approved by Morgan Guaranty.

          SECTION 8.06. Successors and Assigns. (a) The obligations of the Cooperative under this Agreement shall continue until the later of the Scheduled Termination Date and the date upon which all amounts due and owing to the

Bank shall have been paid in full. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Cooperative may not assign or otherwise transfer any of its rights under this Agreement without the prior consent of the Bank; provided, however, that the obligations of the Cooperative pursuant to Sections 8.03(a) and (b) shall survive the termination of this Agreement.

          (b) The Bank may at any time grant to one or more banks or other institutions (each a "Participant") partici pating interests in its Commitment or any or all of its Purchased Certificates. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Cooperative, the Bank shall remain responsible for the performance of its obligations hereunder, and the Cooperative shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which the Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the Cooperative hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement. The Cooperative agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 8.03(c) with respect to its participating interest; provided that no Participant shall be entitled to receive any greater amount pursuant to such provisions than the transferor Bank would have been entitled to receive thereunder in respect of the participating interest granted by such Bank had it not granted such participating interest. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Purchased Certificates to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          SECTION 8.07. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

          SECTION 8.08. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 8.09. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          SECTION 8.10. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  KANSAS ELECTRIC POWER
                                  COOPERATIVE, INC.



                                  By ___________________________
                                     Title: Executive Vice President and Chief
                                            Executive Officer
                                  P.O. Box 4877
                                  Topeka, Kansas 66604
                                  Attention: Executive Vice President
                                  Telephone:  (913) 271-4830
                                  Telecopy:  (913) 271-4888


Commitments
-----------

Principal
Commitment: $[57,390,000]         [NAME OF BANK]



Interest
Commitment: $                     By
             -----------            --------------------------------------
                                    Title:

                                  [Address of Bank]

-------------------------
                                  Telecopier:
Total Commitments                 Attention:
                                  Payment (wire) instructions:
$
=================


[Acknowledged:

MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, individually and
  as the initial Swap Provider


By
  -------------------------]
  Title:

                                                                       EXHIBIT A



                                    FORM OF
                     OPINION OF SPECIAL FINANCE COUNSEL FOR
                                THE COOPERATIVE
                             ---------------------------


                 [see form of opinion to be delivered pursuant
               to the Purchase Contract at the Refinancing Date]

                                                                       EXHIBIT B



                                    FORM OF
                         OPINION OF GENERAL COUNSEL OF
                                THE COOPERATIVE
                         -----------------------------


                 [see form of opinion to be delivered pursuant
               to the Purchase Contract at the Refinancing Date]

                                                                       EXHIBIT C



                             FORM OF TRUSTEE'S AND
                             TENDER AGENT'S LETTER
                             ---------------------



                                                      [Dated the Effective Date]



[name of Bank]
[address of Bank]

Re: Standby Certificate Purchase Agreement dated as of [date] between Kansas Electric Cooperative, Inc. and [name of Bank] (as amended from time to time, the "Agreement")

Gentlemen:

          We refer to the above-referenced Agreement. Terms used herein and not otherwise defined herein are used herein as defined in (or incorporated by reference in) the Agreement.

          We hereby agree to enforce the provisions of the Trust Agreement for your benefit to the extent applicable. The undersigned, in its capacity as Trustee and Tender Agent, further agrees to perform its obligations under the Trust Agreement.

                                         Very truly yours,

                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                          as Trustee and as Tender Agent


                                         By
                                            -------------------------------
                                            Title:

                                      C-1